UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2009

UCI MEDICAL AFFILIATES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-13265	59-2225346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

4416 Forest Drive, Columbia, South Carolina 29206

(Address, Including Zip Code of Principal Executive Offices)

(803) 782-4278

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 23, 2009, Jerry Francis Wells, Jr., the former Executive Vice-President of Finance, Chief Financial Officer, and Secretary of UCI Medical Affiliates, Inc. (the “Company”), pled guilty in federal court to criminal charges for falsifying eight of the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”). On the eight reports that were submitted to the SEC, Mr. Wells falsely stated that he had disclosed “any fraud, whether or not material, that involves management or other employees who have a significant role in [UCI’s] internal controls over financial reporting.” As a result of these false filings, Mr. Wells was charged with, and pleaded guilty to, eight counts of making false statements to a government agency, in violation of Title 18, United States Code, Section 1001. On July 23, 2009, the Company issued the press release attached as Exhibit 99.1 hereto and incorporated herein by reference.

During the plea hearing, Mr. Wells admitted that from January 2003 through December 2008, he embezzled $2,967,382 from the Company by (1) using the Company’s corporate credit card to pay personal expenses; (2) preparing false expense reports and submitting them for reimbursement; and (3) submitting fraudulent check requests for non business expenses, such as construction work on his personal residences and payments on personal credit card accounts.

The United States District Court will impose sentence after review of a presentence report which will be prepared by the U.S. Probation Office. The maximum penalty Mr. Wells can receive on each count is a fine of $250,000 and imprisonment for five years. Mr. Wells will also be ordered to repay the money he stole from the Company.

As announced in the Company’s Form 8-K filed on July 6, 2009, the SEC filed a civil complaint in the United States District Court for the District of South Carolina against Mr. Wells alleging violations of the Securities and Exchange Act of 1934 and the rules promulgated thereunder, and seeking to permanently enjoin Mr. Wells from engaging in any future violations and from serving as an officer or director of a public company. On July 7, 2009, an Order of Final Judgment was entered by the court granting the injunction sought by the SEC.

The misconduct of Mr. Wells, upon which SEC’s civil action and the criminal charges brought by the United States Department of Justice, was identified during the Company’s internal investigation announced on Forms 8-K filed by the Company on December 18, 2008 and January 15, 2009. On July 23, 2009, Unites States Attorney W. Walter Wilkins expressed his appreciation to the Company for its assistance and stated that “UCI uncovered the fraud and brought it to the attention of the SEC and the United States Attorneys Office. During the resulting investigations of both the criminal and civil probes, UCI cooperated extensively, and it voluntarily provided all requested materials to federal investigators.”

Advisory Note Regarding Forward-Looking Statements

Certain of the statements contained in this Report on Form 8-K are forward-looking statements subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. We caution readers of this Form 8-K that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to materially differ from our current expectations or any results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ from current expectations include, among other things, additional developments in and findings of the ongoing audit, the possible impact of such developments, factors that may affect the timing of and ability to complete the audit and the time needed for the Company, its counsel and outside auditors to review these matters, any matters arising from the review and preparation of adjustments to our previously issued financial statements and the impact of all such matters on reports filed or to be filed with the Securities and Exchange Commission. These possible impacts include, but are not limited to, the following: damage to our business or reputation; the discovery of items that require additional or greater than expected adjustment to, or restatement of, our historical financial statements; impairment of our ability to prepare and timely file with the Securities and Exchange Commission our future financial reports; possible litigation or regulatory action; or ancillary impacts on our relationships or agreements with employees, vendors, lenders or other constituencies important to our business. We can give no assurance that one or more of these impacts, or other unexpected effects, may result from the audit or expected restatement of our historical financial statements, any one of which could materially and adversely affect our business, results of operations, financial condition, or trading price of our common stock. Other risks we face are described in the Company’s annual report on Form 10-K for the year-ended September 30, 2007 and in other reports we file with or furnish to the Securities and Exchange Commission from time to time.

Item 9.01	Financial Statements and Exhibits.

(a) - (c)	Not applicable.

(d) Exhibits.

Exhibit 99.1	Press Release of UCI Medical Affiliates, Inc. dated July 23, 2009.

SIGNATURES

Pursuant to requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

UCI MEDICAL AFFILIATES, INC.

By:	/s/ Joseph A. Boyle, CPA
Joseph A. Boyle, CPA
Title: Chief Financial Officer

Date: July 23, 2009